AMENDED AND RESTATED INVESTMENT
                      ADVISORY AND MANAGEMENT AGREEMENT

      This Agreement is effective as of the 28th day of February, 2012 between JNL Variable Fund LLC, a Delaware limited liability company, (the "Fund") and Jackson National Asset Management, LLC, a Michigan limited liability company (the "Adviser").

      WHEREAS, the Fund is authorized to issue separate series, each series having its own investment objective or objectives, policies and limitations;

      WHEREAS, the Fund on behalf of its investment series listed on Schedule A hereto ("Series") desires to retain Adviser to perform investment advisory services, on the terms and conditions set forth herein; and

      WHEREAS, the Adviser agrees to serve as the investment adviser and business manager for the Series on the terms and conditions set forth herein.

      NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Fund and the Adviser agree as follows:

                                 1. APPOINTMENT

      The Fund hereby appoints the Adviser to provide certain investment advisory services to the Series for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      In the event the Fund designates one or more series other than the Series with respect to which the Fund wishes to retain the Adviser to render investment advisory services hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services, it shall notify the Fund in writing, whereupon such series shall become a Series hereunder, and be subject to this Agreement.

                                   2. DUTIES

      The Adviser shall manage the affairs of the Fund including, but not limited to, continuously providing the Fund with investment advice and business management, including investment research, advice and supervision, determining which securities shall be purchased or sold by each Series, effecting purchases and sales of securities on behalf of each Series (and determining how voting and other rights with respect to securities owned by each Series shall be exercised). The management of the Series by the Adviser shall be subject to the control of the Board of Managers of the Fund (the "Board of Managers") and in accordance with the objectives, policies and principles for each Series set forth in the Fund's Registration Statement and its current Prospectus and
Statement of Additional Information, as amended from time to time, the requirements of the Investment Company Act of 1940, as amended (the "Act") and other applicable law, as well as to the factors affecting the status of variable contracts under the diversification requirements set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations thereunder. In performing such duties, the Adviser shall (i) provide such office space, bookkeeping, accounting, clerical, secretarial, and administrative services (exclusive of, and in addition to, any such service provided by any others retained by the Fund or any of its Series) and such executive and other personnel as shall be necessary for the operations of each Series, (ii) be responsible for the financial and accounting records required to be maintained by each Series (including those maintained by the Fund's custodian), and (iii) oversee the performance of Services provided to each Series by others, including the custodian, transfer agent, shareholder servicing agent and sub-adviser, if any. The Fund acknowledges that the Adviser also acts as the investment adviser of other investment companies.

      The Adviser may delegate certain of its duties under this Agreement with respect to a Fund to a sub-adviser or sub-advisers, subject to the approval of the Managers by entering into sub-advisory agreements (the "Sub-Advisory Agreements") with one or more sub-advisers. The Adviser is solely responsible for payment of any fees or other charges arising from such delegation and the Fund shall have no liability therefore. The Fund may enter into Sub-Advisory Agreements or amend Sub-Advisory Agreements without the approval of the interest holders of the affected Funds, to the extent such approval is not required pursuant to an applicable exemption under the Act or otherwise.

      To the extent required by the laws of any state in which the Fund is subject to an expense guarantee limitation, if the aggregate expenses of any Series in any fiscal year exceed the specified expense limitation ratios for that year (calculated on a daily basis), Adviser agrees to waive such portion of its advisory fee in excess of the limitation, but such waiver shall not exceed the full amount of the advisory fee for such year except as may be elected by Adviser and all other normal expenses and charges, but shall exclude interest, taxes, brokerage fees on Series transactions, fees and expenses incurred in connection with the distribution of Fund shares, and extraordinary expenses including litigation expenses. In the event any amounts are so contributed by Adviser to the Fund, the Fund agrees to reimburse Adviser, provided that such reimbursement does not result in increasing the Fund's aggregate expenses above the aforementioned expense limitation ratios.

                                  3. EXPENSES

      The Adviser shall pay all of its expenses arising from the performance of its obligations under this Agreement and shall pay any salaries, fees and expenses of the Board of Managers and any officers of the Fund who are employees of the Adviser. The Adviser shall not be required to pay any other expenses of the Fund, including, but not limited to direct charges relating to the purchase and sale of Series securities, interest charges, fees and expenses of independent attorneys and auditors, taxes and governmental fees, cost of stock certificates and any other expenses (including clerical expenses) of issue, sale repurchase or redemption of shares, expenses of registering and qualifying shares for sale, expenses of printing and distributing reports and notices to interest holders, expenses of data processing and related services, interest holder recordkeeping and interest holder account service, expenses of printing and filing reports and other documents filed with governmental agencies, expenses of printing and distributing Prospectuses, fees and disbursements of transfer agents and custodians, expenses of disbursing dividends and distributions, fees and expenses of members of the Board of Managers who are not employees of the Adviser or its affiliates, membership dues in the investment company trade association, insurance premium and extraordinary expenses such as litigation expenses.

--------------------------------------------------------------------------------
                                  PAGE 2 OF 6

                                4. COMPENSATION

      As compensation for services performed and the facilities and personnel provided by the Adviser under this Agreement, the Fund will pay to the Adviser, a fee, accrued daily and payable monthly on the average daily net assets in the Series, in accordance with Schedule B.

      Upon any termination of this Agreement on a day other than the last day of the month, the fee for the period from the beginning of the month in which termination occurs to the date of termination shall be prorated according to the proportion which such period bears to the full month.

                       5. PURCHASE AND SALE OF SECURITIES

      The Adviser shall purchase securities from or through and sell securities to or through such persons, brokers or dealers as the Adviser shall deem appropriate to carry out the policies with respect to Series transactions as set forth in the Fund's Registration Statement and its current Prospectus or Statement of Additional Information, as amended from time to time, or as the Board of Managers may direct from time to time.

      Nothing herein shall prohibit the Board of Managers from approving the payment by the Fund of additional compensation to others for consulting services, supplemental research and security, and economic analysis.

                              6. TERM OF AGREEMENT

      This Agreement will become effective as to a Series upon execution or, if later, the date that initial capital for such Series is first provided to it. If approved by the affirmative vote of a majority of the outstanding voting securities (as defined by the Act) of a Series with respect to such Series, voting separately from any other Series of the Fund, this Agreement shall continue in full force and effect with respect to such Series for two years from the date thereof and thereafter from year to year, PROVIDED such continuance is approved at least annually (i) by the Board of Managers by vote cast in person at a meeting called for the purpose of voting on such renewal, or by the vote of a majority of the outstanding voting securities (as defined by the Act) of such Series with respect to which renewal is effected, and (ii) by a majority of the non-interested members of the Board of Managers by a vote cast in person at a meeting called for the purpose of voting on such renewal. Any approval of this Agreement or the renewal thereof with respect to a Series by the vote of a majority of the outstanding voting securities of that Series, or by the Board of Managers which shall include a majority of the non-interested members of the Board of Managers, shall be effective to continue this Agreement with respect to that Series notwithstanding (a) that this Agreement or the renewal thereof has not been so approved as to any other Series, or (b) that this Agreement or the renewal thereof has not been so approved by the vote of a majority of the outstanding voting securities of the Fund as a whole.

--------------------------------------------------------------------------------
                                  PAGE 3 OF 6

                                 7. TERMINATION

      This Agreement may be terminated at any time as to a Series, without payment of any penalty, by the Board of Managers or by the vote of a majority of the outstanding voting securities (as defined in the Act) of such Series on sixty (60) days' written notice to the Adviser. Similarly, the Adviser may terminate this Agreement without penalty on like notice to the Fund provided, however, that this Agreement may not be terminated by the Adviser unless another investment advisory agreement has been approved by the Fund in accordance with the Act, or after six months' written notice, whichever is earlier. This Agreement shall automatically terminate in the event of its assignment (as defined in the Act).

                                   8. REPORTS

      The Adviser shall report to the Board of Managers, or to any committee or officers of the Fund acting pursuant to the authority of the Board of Managers, at such times and in such detail as shall be reasonable and as the Board of Managers may deem appropriate in order to enable the Board of Managers to determine that the investment policies of each Series are being observed and implemented and that the obligations of the Adviser under this Agreement are being fulfilled. Any investment program undertaken by the Adviser pursuant to this Agreement and any other activities undertaken by the Adviser on behalf of the Fund shall at all times be subject to any directives of the Board of Managers or any duly constituted committee or officer of the Fund acting pursuant to the authority of the Board of Managers.

      The Adviser shall furnish all such information as may reasonably be necessary for the Board of Managers to evaluate the terms of this Agreement.

                                   9. RECORDS

      The Fund is responsible for maintaining and preserving for such period or periods as the Securities and Exchange Commission may prescribe by rules and regulations, such accounts, books and other documents that constitute the records forming the basis for all reports, including financial statements required to be filed pursuant to the Act and for the Fund's auditor's certification relating thereto. The Fund and the Adviser agree that in furtherance of the recordkeeping responsibilities of the Fund under Section 31 of the Act and the rules thereunder, the Adviser will maintain records and ledgers and will preserve such records in the form and for the period prescribed in Rule 31a-2 of the Act for each Series.

      The Adviser and the Fund agree that all accounts, book and other records maintained and reserved by each as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Fund's auditors, the Fund or any representative of the Fund, or any governmental agency or other instrumentality having regulatory authority over the Fund. It is expressly understood and agreed that the books and records maintained by the Adviser on behalf of each Series shall, at all times, remain the property of the Fund.

                       10. LIABILITY AND INDEMNIFICATION

      In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Adviser (and its officers, directors, agents, employees, controlling persons, interest holders and any other person or entity affiliated with Adviser), Adviser shall not be subject to liability to the Fund or to any interest holder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder including, without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct or liability incurred under Section 36(b) of the Act, the Fund shall indemnify Adviser (and its officer, directors, agents, employees, controlling person, interest holders and any other person or entity affiliated with Adviser) from any liability arising from Adviser's conduct under this Agreement.

--------------------------------------------------------------------------------
                                  PAGE 4 OF 6

      Indemnification to Adviser or any of its personnel or affiliates shall be made when (i) a final decision on the merits is rendered by a court or other body before whom the proceeding was brought, that the person to be indemnified was not liable by reason of disabling conduct or Section 36(b) or, (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, by (a) the vote of a majority of a quorum of Board of Managers who are neither "interested persons" of the Fund as defined in Section 2(a)(19) of the Act nor parties to the proceeding ("disinterested, non-party members of the Board of Managers"), or (b) an independent legal counsel in a written opinion. The Fund may, by vote of a majority of the disinterested, non-party members of the Board of Managers, advance attorneys' fees or other expenses incurred by officers, members of the Board of Managers, investment advisers or principal underwriters, in defending a proceeding upon the undertaking by or on behalf of the person to be indemnified to repay the advance unless it is ultimately determined that such person is entitled to indemnification. Such advance shall be subject to at least one of the following:
(1)  the  person to be indemnified shall provide a security for the undertaking,
(2) the Fund shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the disinterested, non-party members of the Board of Managers, or an independent legal counsel in a written opinion shall determine, based on a review of readily available facts, that there is reason to believe that the person to be indemnified ultimately will be found entitled to indemnification.

                               11. MISCELLANEOUS

      Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon either of the parties, to do anything in violation of any applicable laws or regulations.

      A copy of the Certificate of Formation of the Fund is on file with the Secretary of the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the members of the Board of Managers as members of the Board of Managers, and is not binding upon any of the members of the Board of Managers, officers, or interest holders of the Fund individually but binding only upon the assets and property of the Fund. With respect to any claim by the Adviser for recovery of that portion of the investment management fee (or any other liability of the Fund arising hereunder) allocated to a particular Series, whether in accordance with the express terms hereof or otherwise, the Adviser shall have recourse solely against the assets of that Series to satisfy such claim and shall have no recourse against the asset of any other Series for such purpose.

--------------------------------------------------------------------------------
                                  PAGE 5 OF 6

      IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                      JNL VARIABLE FUND LLC

Attest: /s/ KRISTEN K. LEEMAN         By: /s/ KELLY L. CROSSER
        -------------------------         --------------------------------------
Printed Name: KRISTEN K. LEEMAN       Name: Kelly L. Crosser
                                      Title: Assistant Secretary

                                      JACKSON NATIONAL  ASSET MANAGEMENT, LLC

Attest: /s/  KRISTEN  K.  LEEMAN      By: /s/ MARK D. NERUD
        -------------------------         --------------------------------------
Printed Name: KRISTEN K. LEEMAN       Name: Mark D. Nerud
                                      Title: President and CEO

                                  PAGES 6 OF 6

                                   SCHEDULE A
                               FEBRUARY 28, 2012
                                (List of Funds)

              ----------------------------------------------------
                 JNL/Mellon Capital Management Dow(SM) 10 Fund
              ----------------------------------------------------

                  JNL/Mellon Capital Management S&P(R) 10 Fund
              ----------------------------------------------------

                  JNL/Mellon Capital Management Global 15 Fund
              ----------------------------------------------------

                     JNL/Mellon Capital Management 25 Fund
              ----------------------------------------------------

              JNL/Mellon Capital Management Select Small-Cap Fund
              ----------------------------------------------------

                JNL/Mellon Capital Management Nasdaq(R) 25 Fund
              ----------------------------------------------------

              JNL/Mellon Capital Management Value Line(R) 30 Fund
              ----------------------------------------------------

              JNL/Mellon Capital Management Dow(SM) Dividend Fund
              ----------------------------------------------------

                  JNL/Mellon Capital Management S&P(R) 24 Fund
              ----------------------------------------------------

                     JNL/Mellon Capital Management VIP Fund
              ----------------------------------------------------

                    JNL/Mellon Capital Management JNL 5 Fund
              ----------------------------------------------------

               JNL/Mellon Capital Management JNL Optimized 5 Fund
              ----------------------------------------------------

               JNL/Mellon Capital Management S&P(R) SMid 60 Fund
              ----------------------------------------------------

              JNL/Mellon Capital Management NYSE(R) International
                                    25 Fund
              ----------------------------------------------------

              JNL/Mellon Capital Management Communications Sector
                                      Fund
              ----------------------------------------------------

                 JNL/Mellon Capital Management Consumer Brands
                                  Sector Fund
              ----------------------------------------------------

              JNL/Mellon Capital Management Oil & Gas Sector Fund
              ----------------------------------------------------

              JNL/Mellon Capital Management Financial Sector Fund
              ----------------------------------------------------

                JNL/Mellon Capital Management Healthcare Sector
                                      Fund
              ----------------------------------------------------

                JNL/Mellon Capital Management Technology Sector
                                      Fund
              ----------------------------------------------------

--------------------------------------------------------------------------------
                                      A-1

                                   SCHEDULE B
                               FEBRUARY 28, 2012
                                 (Compensation)

--------------------------------------------------------------------------------
                FUND                         ASSETS             ADVISORY FEE
                ----                         ------             ------------
                                                             (Annual Rate Based
                                                               on Average Net
                                                               Assets of each
                                                                    Fund)
--------------------------------------------------------------------------------

JNL/Mellon Capital Management DowSM    $0 to $50 million             .34%
10 Fund                                $50 to $100 million           .31%
                                       $100 million to $750
                                       million                       .28%
                                       Over $750 million             .27%

--------------------------------------------------------------------------------

JNL/Mellon Capital Management S&P(R)   $0 to $50 million             .34%
10 Fund                                $50 to $100 million           .31%
                                       $100 million to $750
                                       million                       .28%
                                       Over $750 million             .27%

--------------------------------------------------------------------------------

JNL/Mellon Capital Management Global   $0 to $50 million             .34%
15 Fund                                $50 to $100 million           .31%
                                       $100 million to $750
                                       million                       .28%
                                       Over $750 million             .27%

--------------------------------------------------------------------------------

JNL/Mellon Capital Management 25       $0 to $50 million             .34%
Fund                                   $50 to $100 million           .31%
                                       $100 million to $750
                                       million                       .28%
                                       Over $750 million             .27%


--------------------------------------------------------------------------------

JNL/Mellon Capital Management Select   $0 to $50 million             .34%
Small-Cap Fund                         $50 to $100 million           .31%
                                       $100 million to $750
                                       million                       .28%
                                       Over $750 million             .27%

--------------------------------------------------------------------------------

JNL/Mellon Capital Management          $0 to $50 million             .34%
Nasdaq(R) 25 Fund                      $50 to $100 million           .31%
                                       $100 million to $750
                                       million                       .28%
                                       Over $750 million             .27%
--------------------------------------------------------------------------------

JNL/Mellon Capital Management Value    $0 to $50 million             .34%
Line(R) 30 Fund                        $50 to $100 million           .31%
                                       $100 million to $750
                                       million                       .28%
                                       Over $750 million             .27%

--------------------------------------------------------------------------------

JNL/Mellon Capital Management DowSM    $0 to $50 million             .34%
Dividend Fund                          $50 to $100 million           .31%
                                       $100 million to $750
                                       million                       .28%
                                       Over $750 million             .27%

--------------------------------------------------------------------------------

JNL/Mellon Capital Management S&P(R)   $0 to $50 million             .34%
24 Fund                                $50 to $100 million           .31%
                                       $100 million to $750
                                       million                       .28%
                                       Over $750 million             .27%

--------------------------------------------------------------------------------
                                      B-1

--------------------------------------------------------------------------------
                FUND                         ASSETS             ADVISORY FEE
                ----                         ------             ------------
                                                             (Annual Rate Based
                                                               on Average Net
                                                               Assets of each
                                                                    Fund)
--------------------------------------------------------------------------------

JNL/Mellon Capital Management VIP      $0 to $50 million             .34%
Fund                                   $50 to $100 million           .31%
                                       $100 million to $750
                                       million                       .28%
                                       Over $750 million             .27%

--------------------------------------------------------------------------------

JNL/Mellon Capital Management JNL 5    $0 to $50 million             .34%
Fund                                   $50 to $100 million           .31%
                                       $100 million to $750
                                       million                       .28%
                                       Over $750 million             .27%

--------------------------------------------------------------------------------

JNL/Mellon Capital Management JNL      $0 to $50 million             .34%
Optimized 5 Fund                       $50 to $100 million           .31%
                                       $100 million to $750
                                       million                       .28%
                                       Over $750 million             .27%
--------------------------------------------------------------------------------

JNL/Mellon Capital Management S&P(R)   $0 to $50 million             .34%
SMid 60 Fund                           $50 to $100 million           .31%
                                       $100 million to $750
                                       million                       .28%
                                       Over $750 million             .27%
--------------------------------------------------------------------------------

JNL/Mellon Capital Management NYSE(R)  $0 to $50 million             .34%
International 25 Fund                  $50 to $100 million           .31%
                                       $100 million to $750          .28%
                                       million                       .27%
                                       Over $750 million
--------------------------------------------------------------------------------

JNL/Mellon Capital Management          $0 to $50 million             .34%
Communications Sector Fund             $50 to $100 million           .31%
                                       $100 million to $750
                                       million                       .28%
                                       Over $750 million             .27%
--------------------------------------------------------------------------------

JNL/Mellon Capital Management          $0 to $50 million             .34%
Consumer Brands Sector Fund            $50 to $100 million           .31%
                                       $100 million to $750
                                       million                       .28%
                                       Over $750 million             .27%
--------------------------------------------------------------------------------

JNL/Mellon Capital Management          $0 to $50 million             .34%
Healthcare Sector Fund                 $50 to $100 million           .31%
                                       $100 million to $750
                                       million                       .28%
                                       Over $750 million             .27%
--------------------------------------------------------------------------------

JNL/Mellon Capital Management Oil &    $0 to $50 million             .34%
Gas Sector Fund                        $50 to $100 million           .31%
                                       $100 million to $750
                                       million                       .28%
                                       Over $750 million             .27%
--------------------------------------------------------------------------------

JNL/Mellon Capital Management          $0 to $50 million             .34%
Financial Sector Fund                  $50 to $100 million           .31%
                                       $100 million to $750
                                       million                       .28%
                                       Over $750 million             .27%

--------------------------------------------------------------------------------
                                      B-2

--------------------------------------------------------------------------------
                FUND                         ASSETS             ADVISORY FEE
                ----                         ------             ------------
                                                             (Annual Rate Based
                                                               on Average Net
                                                               Assets of each
                                                                    Fund)
--------------------------------------------------------------------------------

JNL/Mellon Capital Management          $0 to $50 million             .34%
Technology Sector Fund                 $50 to $100 million           .31%
                                       $100 million to $750
                                       million                       .28%
                                       Over $750 million             .27%
--------------------------------------------------------------------------------

                                      B-3